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                                                                   EXHIBIT 21.0


                              ORGANIZATIONAL CHART


                         ------------------------------
                              Trenwick Group Inc.
                               ID No. 06-1152790
                         ------------------------------
                                      |
                                      |
                  -------------------------------------------
                  |                                         |
          100%    |                                         |    100%
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     Trenwick Services, Ltd.                  Trenwick America Corporation
                                                   ID No. 06-1087972
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                  |                                         |
          100%    |                                         |    100%
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   Trenwick Guaranty Insurance          Trenwick America Reinsurance Corporation
         Company, Ltd.                              ID No. 06-1117063
                                                  Domicile-Connecticut
                                                     NAIC Code-34894
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